SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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[X]	Preliminary information statement	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive information statement
Liberty Energy Corp
(Name of Registrant as Specified in Its Charter)
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Preliminary Information Statement

Dated: March 5, 2014

LIBERTY ENERGY CORP

2425 Fountain View Drive

Suite 300

Houston, TX 77057

832-649-2652

INFORMATION STATEMENT

This information statement (this “Information Statement”) is furnished to the shareholders of Liberty Energy Corp, a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This information is first being provided to shareholders on or about March 5, 2014.

The corporate actions involve the following proposal (the “Proposal”):

1)

The number of shares of Stock authorized by the Company to be issued be increased from 150,000,000 shares to 160,000,000 shares, comprising 150,000,000 shares of Common Stock par value $0.001 and 10,000,000 shares of Preferred Stock par value $0.001.

ONLY THE COMPANY’S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON FEBRUARY 4, 2014 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THE PROPOSALS. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, COLLECTIVELY HELD IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSAL HAVE VOTED IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL IS APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

By: /s/ Arthur Roy Arthur Roy
President and Chief Executive Officer Houston, TX March 5, 2014

LIBERTY ENERGY CORP

2425 Fountain View Drive

Suite 300

Houston, TX 77057

INFORMATION STATEMENT

March 5, 2014

_________________________

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of Liberty Energy Corp, a Nevada corporation (the “Company”), and is expected to be mailed to shareholders on or about March 17, 2014.

ABOUT THE INFORMATION STATEMENT

What Is The Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to notify the Company’s shareholders, as of the close of business on April 30, 2012 (the “Record Date”), of corporate action taken pursuant to the consent or authorization of certain shareholders of the Company. Shareholders holding in excess of a majority of the Company’s outstanding common stock have acted upon the corporate matters outlined in this Information Statement, consisting of the following:

1)

The number of shares of Stock authorized by the Company to be issued be increased from 150,000,000 shares to 160,000,000 shares, comprising 150,000,000 shares of Common Stock par value $0.001 and 10,000,000 shares of Preferred Stock par value $0.001.

The aforementioned action is hereinafter referred to collectively as the “Proposal”.

Who Is Entitled To Notice?

Each holder of an outstanding share of common stock or voting preferred stock of record on the close of business on the Record Date will be entitled to notice of each matter voted upon pursuant to consents or authorizations by certain shareholders who, as of the close of business on the Record Date, held in excess of fifty percent (50%) of the Company’s issued and outstanding voting shares of common and preferred stock who have voted in favor of the Proposal. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposal is required.

What Corporate Matters Did The Majority of the Shareholders Vote For And How Did They Vote?

As of March 5, 2014, the Company had received executed consents from shareholders holding a total of 55,206,103 of the Company’s 99,143,937 eligible voting shares of Company common stock, which comprises a majority of the outstanding stock eligible to vote on such matters.  The Shareholders provided consent with respect to the following matters:

1)

The number of shares of Stock authorized by the Company to be issued be increased from 150,000,000 shares to 160,000,000 shares, comprising 150,000,000 shares of Common Stock par value $0.001 and 10,000,000 shares of Preferred Stock par value $0.001.

What Vote Is Required To Approve The Proposal?

With respect to the Proposal, the affirmative vote of a majority of the shares of common stock outstanding on the Record Date, or 49,571,968 shares, was required for approval of the amendment of the Company’s Articles of

Incorporation to increase the number of Company authorized shares from 150,000,000 shares to 160,000,000 shares, comprising 150,000,000 shares of Common Stock par value $0.001 and 10,000,000 shares of Preferred Stock par value $0.001.

The Company’s shareholders that have voted in favor of the Proposal and the number of shares of common stock within their voting control as of the Record Date are described below. These shareholders had 55.68% of the shares of the Company’s voting common stock. Accordingly, these shareholders had sufficient voting shares to approve the Proposal.

Shareholders Who Voted In Favor Of The Proposal

The table below indicates the holders of shares of the Company’s common and preferred stock that have voted in favor of the Proposal.

Stock Voted on Record Date
Name	Number	Percent(1)
Langold Enterprises Limited Daniel Martinez-Atkinson Ian A. Spowart TOTAL:	24,806,103 15,000,000 15,400,000 55,206,103	25.02% 15.13% 15.53% 55.68%

(1) Applicable percentage of ownership is based on 99,143,937 shares of common and preferred stock outstanding as of the Record Date.

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BENEFICIAL OWNERSHIP

The following table sets forth, as of March 5, 2014, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Arthur Roy (officer and director) 2425 Fountain View Drive, Suite 300, Houston, TX 77057	-	-
Richard C. Webb 2425 Fountain View Drive, Suite 300, Houston, TX 77057	-	-
Langold Enterprises Limited Dekk House, Rue de Zippora, Providence Mahe Sechelles	24,806,103	25.02%
Ian Spowart 34 Hampton Road, Town Moor Doncaster, UK, DN2 5DG,	15,400,000	15.53%
Daniel Martinez-Atkinson Mill House, Thornton Le Clay, York, UK YO60 7TJ	15,000,000	15.13%
Directors and Executive Officers as a Group (2 persons)	-	-

(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 5, 2014.  As of March 5, 2014, there were 99,143,937 shares of our company’s common stock issued and outstanding.

The Company is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.

THE PROPOSAL

The Proposal comprises the following action:

1)

The number of shares of Stock authorized by the Company to be issued be increased from 150,000,000 shares to 160,000,000 shares, comprising 150,000,000 shares of Common Stock par value $0.001 and 10,000,000 shares of Preferred Stock par value $0.001.

2)

The Company’s Articles of Incorporation be amended to reflect this change.

Certificate of Amendment of Articles of Incorporation

Pursuant to the approval of the Proposal, the following amendment to the Company’s Articles of Incorporation shall be filed with the Nevada Secretary of State so that:

Article FOURTH of the Articles of Incorporation shall be as follows:

“FOURTH.  This Corporation is authorized to issue two classes of shares of stock to be designated as “Common Stock” and “Preferred Stock”.  The total number of shares of Common Stock which this Corporation is authorized to issue is One Hundred Fifty Million (150,000,000) shares, par value $0.001.  The total number of shares of Preferred Stock which this Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.001.

The shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a “Preferred Stock Designation”) and as may be permitted by the Nevada Revised Statutes.  The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

Purpose of Authorizing Shares of Preferred Stock

The Board believes that having authorized shares of preferred stock available for issuance in the future should give the Company greater flexibility to raise essential additional capital for the Company without the expense and delay of a special shareholders’ meeting. Notwithstanding, the issuance of shares of preferred stock having special voting provisions could alter the control of the Company by the holders of the Company’s shares of common stock.  Although such issuance of preferred shares with respect to future financings and acquisitions would dilute existing shareholders if the shares are convertible into shares of common shares, the Board believes that such transactions would increase the value of the Company to its shareholders.  In addition, by delegating to the Company’s board of directors the right to designate and issue from time to time, in one or more series, shares of Preferred Stock par value $0.001 subject to such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof hereinafter adopted by the Company’s board of directors and to specifically delineate right of the Company’s board of directors to issue shares of Common and Preferred Stock for such consideration as may be determined by the Company’s board of directors and to issue rights or options to acquire such shares on terms and conditions to be determined by the Company’s Board of Directors gives the Board the flexibility to act quickly in response to various business opportunities, without the expense and delay of calling a special shareholders’ meeting.

Advantages and Disadvantages of Authorizing Shares of Preferred Stock

There are certain advantages and disadvantages of voting for the authorization of shares of preferred stock. The advantages include:

•	The ability to raise capital by issuing preferred stock under possible financing transactions, if any.
•	To have shares of preferred stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•	Dilution to the existing shareholders, which could cause the market price of our stock to decline.
•	The issuance of shares of preferred stock having special voting provisions could alter the control of the Company by the holders of the Company’s shares of common stock.
•

The issuance of authorized but unissued preferred stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Recommendation of the Board of Directors

Our Board unanimously recommended the approval of the proposed amendment of the Company’s Articles of Incorporation to increase the number of shares of Stock authorized by the Company to be issued from 150,000,000 shares to 160,000,000 shares, comprising 150,000,000 shares of Common Stock par value $0.001 and 10,000,000 shares of Preferred Stock par value $0.001.

DESCRIPTION OF SECURITIES

Common Stock

The Company has authorized capital of 150,000,000 shares of capital stock, all of which is designated Common Stock par value $.001. As of March 5, 2014, the Company had 99,143,937 shares of Common Stock issued and outstanding.

Each holder of shares of Common Stock par value $0.001 shall be entitled to as many votes as shall equal the number of shares of Company Common Stock held by the shareholder.

Limitation of Liability; Indemnification

The Company’s Bylaws include an indemnification provision whereby we have agreed to indemnify directors and officers of the Company to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the U.S. Securities & Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions In Charter Documents

Pursuant to the terms of our Bylaws, our authorized but unissued common and preferred shares are available for future issuance without having to obtain shareholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

Additional Information

Additional information concerning Liberty Energy Corp, including its annual and quarterly reports filed with the SEC, may be accessed through the SEC’s EDGAR archives at http://www.sec.gov.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

No shareholder has requested the Company to include any proposals in this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one (1) or more of the shareholders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 2425 Fountain View Drive, Suite 300, Houston, TX 77057; or by calling the Company at 832-649-2652 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

By Order of the Board of Directors
Houston, TX
Date: March 5, 2014	By	/s/ Arthur Roy
Arthur Roy
President